QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004 and changes in the methods of accounting for embedded derivatives in modified coinsurance agreements and variable interest entities in 2003), relating to the consolidated financial statements and financial statement schedules of Allstate Life Insurance Company, appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
June 13, 2005

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM